Medistem Laboratories Appoints Scott Sullinger to Board of Directors

Accomplished Finance Executive Strengthens Board Independence, Corporate Governance

Scottsdale, AZ (MARKET WIRE) – July 11, 2007 – Medistem Laboratories, Inc (OTCBB:  MDSM.OB), a biotech drug development company focused on adult stem cell based therapies, announced today that Scott Sullinger, an experienced financial executive, has joined the Company’s board of directors.

“We are very excited to have Scott join our board” said Neil Riordan, Ph. D., CEO of Medistem.  “We have concluded our search for an independent board member with strong financial expertise, and Scott’s diverse background, including investment banking, financial management, investor relations, and auditing brings a unique skill set to our Board.   His appointment evidences our commitment to effective corporate governance and his broad array of skills will be beneficial in properly managing future growth.”

Sullinger is currently employed as a partner at Egon Zehnder International, an executive search and board consulting firm.  From March 2004 to March 2007, Sullinger was Vice President of Finance and Chief Financial Officer at NeoMagic Corporation, a multimedia semiconductor company.  Prior to joining NeoMagic, he was Director of Finance at ON Semiconductor, a Global 1000 semiconductor enterprise.  Before joining ON Semiconductor, Sullinger spent seven years in investment banking, most recently as Vice President of Technology investment banking at Morgan Stanley. He previously worked as an auditor and as a Senior Consultant at the accounting firm of Price Waterhouse. He has a bachelor’s degree in economics from the University of California, Los Angeles, where he graduated cum laude, and a Masters Degree in Business Administration from Columbia University. He is a Certified Public Accountant.

Said Sullinger, "The work being done by Medistem to create and commercialize therapies using adult stem cells is at the forefront of medical research today.  I am excited to be associated with a company that is developing and licensing intellectual property that has the potential to dramatically improve the lives of patients.  This is an exciting time for Medistem and I look forward to working with the other Board members and management to drive the growth of the business."

About Medistem Laboratories, Inc.

Medistem Laboratories is a biotechnology company that discovers, develops, and commercializes adult stem cell products that address serious medical conditions. While drug discovery and development is its primary focus, Medistem has compiled a body of proprietary technologies it outlicenses to commercial entities in markets where stem cell administration is permissible. Due to its licensee relationships and collaborative efforts with respected institutions, Medistem believes it is well positioned to be a leading developer of adult stem cell products.

Cautionary Statement

This document does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include projections of matters that affect revenue, the ability to develop or license certain technologies; operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: technology development limitations, intense competition, risk of business interruption, management of rapid growth, need for additional financing, regulatory approvals and requirements, dependence on key personnel and research, management and other administrative costs.

These factors are discussed in greater detail in the company's quarterly and annual periodic reports, all as filed with the Securities and Exchange Commission.

     Medistem Laboratories, Inc.

     Chris McGuinn

     602-318-3535

     http://www.medisteminc.com

________________

Source: Medistem Laboratories